                               [MITSUBISHI LOGO]

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                       DEALER SALES AND SERVICE AGREEMENT
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THIS AGREEMENT is made and entered into by and between MITSUBISHI MOTOR SALES OF
AMERICA, INC. a California corporation, with headquarters at 6400 Katella
Avenue, Cypress, California 90630 (hereinafter referred to as "MMSA"), and

                          Boomershine North Cobb, Inc.
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                                (Name of Dealer)

a    Georgia      Corporation      X,    Partnership     ,    Individual       ,
  ----------------              --------            ---------            ----------

doing business as                    Boomershine Mitsubishi
                 ------------------------------------------------------------------
                                          (Name)

at  964 Ernest Barrett Parkway                                Kennesaw,
   --------------------------------------------------   ---------------------------
          (Number and Street)                               (City)

                   Cobb                 County,    Georgia           30144
--------------------------------------          -----------------------------------
          (County)                                 (State)

(hereinafter referred to as "DEALER").


1.   BASIS OF AGREEMENT

     This Agreement provides for the nonexclusive right of DEALER to sell and service motor vehicles which are listed on the most recent MMSA Product List as issued by MMSA from time to time, and related parts, accessories and options distributed in the United States by MMSA. DEALER acknowledges that Mitsubishi Motors Corporation and other manufacturers supplying motor vehicles to MMSA may now or in the future distribute motor vehicles or related products in the United States through distributors other than MMSA, and that entering into this Agreement confers no rights or benefits upon DEALER with respect to the sale or servicing of such motor vehicles or products.

2.   TERM

     This Agreement shall continue in effect for a period of three (3) years from its effective date, unless earlier terminated by DEALER pursuant to
Section X.A. of the accompanying MMSA Dealer Sales and Service Agreement Standard Provisions (hereinafter referred to as the ("Standard Provisions") or earlier terminated by MMSA pursuant to Section X.B. of the Standard
Provisions. Unless earlier terminated by MMSA or DEALER, MMSA shall, not less than three (3) months prior to the expiration of this Agreement, conduct an evaluation of DEALER'S performance to determine whether DEALER qualifies for renewal of this Agreement for an additional three (3) year term. Criteria considered in such evaluation shall be as set forth in the Dealer Development Plan then in effect for DEALER. If MMSA determines that DEALER qualifies for renewal of its MMSA dealership, DEALER and MMSA shall execute an MMSA Dealer Sales and Service Agreement in the form then used by MMSA, which agreement will include similar provisions for further re-qualification and renewal.

     If, at any time, MMSA determines that a different or revised form of sales and service agreement would better serve the interests of the parties, MMSA may, upon a minimum of thirty (30) days' notice to DEALER, terminate this Agreement and offer the new or amended form of agreement to DEALER in its stead. DEALER must accept the new or amended form of agreement within thirty
(30) days of receipt thereof.

3.   OWNERSHIP OF DEALER

     MMSA and DEALER recognize that the ability of DEALER to satisfactorily perform this Agreement is conditioned upon the continued active involvement in and/or ownership of DEALER by the following person(s) in the percentage(s) shown (hereinafter referred to as the "Owners"):

                                                                               Involvement
                                                            Percentage        in Management
     Name                               Title                  of          (Active or Inactive)
     ----                               -----               Ownership      --------------------
                                                            -----------
Boomershine Automotive Group, Inc.      Holding Company        100%
-----------------------------------------------------------------------------------------------

Walter M. Boomershine, Jr.              President                                 Active
-----------------------------------------------------------------------------------------------

Stephen C. Whicker                      Assistant Secretary                      Inactive
-----------------------------------------------------------------------------------------------

Charles K. Yancey                       Secretary/Treasurer                       Active
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------

     This Agreement has been entered into by MMSA in reliance upon, and in consideration of, the personal qualifications and representations of the above-named Owners. Accordingly, except as otherwise provided herein, no change in the active involvement in DEALER'S management by the Owners and no change in the ownership of DEALER by the Owners which results in a change in majority control or interest shall be permitted by DEALER or any Owner without the prior written approval of MMSA, which approval shall not be unreasonably withheld.

4.   MANAGEMENT OF DEALER

     DEALER represents that Charles K. Yancey exercises the functions of general manager and Walter M. Boomershine, Jr. exercises the functions of Dealer Principal (hereinafter referred to as the "Executive Managers") of its MMSA dealership and that each has complete authority to make all decisions on behalf of DEALER with respect to the dealership operations.

     MMSA has entered into this Agreement in reliance upon, and in consideration of, the personal qualifications and representations of the above-named Executive Managers. Accordingly, DEALER agrees that there shall be no change in the Executive Managers without MMSA's prior written consent. DEALER shall give MMSA prior written notice of any proposed change in Executive Managers (including the name and qualifications of the person proposed to be appointed as a replacement Executive Manager) and MMSA shall have the right, in its sole and reasonable discretion, to determine whether the proposed candidate possesses the requisite qualifications and experience for this position.

5.   SALES LOCALITY

     Subject to and in accordance with the terms and conditions hereof, MMSA has established the following Sales Locality as the non-exclusive, primary area of responsibility for DEALER'S promotion and sale of MMSA Products.

City of:                           Kennesaw
        -----------------------------------------------------------------------
County or Parish of      Cobb                State of      Georgia
                   -------------------------         --------------------------
     Except as may be otherwise required by applicable law, MMSA reserves the right to sell and/or lease MMSA Products to others (including, without limitation, public or private fleet purchasers and employees of MMSA or its affiliates) and to enter into MMSA Dealer Sales and Service Agreements with others and without the Sales Locality. MMSA and DEALER agree that additional MMSA Dealers may be appointed in or near the Sales Locality when MMSA determines, in accordance with applicable law, that additional MMSA sales and service facilities are warranted.






Agreement Date   NOV 27 1995       [MITSUBISHI LOGO]                          2
               --------------

6.   DEALERSHIP PREMISES

     MMSA has approved the following premises as the location of DEALER'S MMSA sales and service operations (hereinafter referred to as the "Dealership Premises").

MMSA NEW VEHICLE SALES FACILITIES

964 Ernest Barrett Parkway
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Kennesaw, Georgia  30144
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PARTS AND SERVICE FACILITIES

964 Ernest Barrett Parkway
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Kennesaw, Georgia  30144
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SALES AND GENERAL OFFICES

964 Ernest Barrett Parkway
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Kennesaw, Georgia  30144
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USED VEHICLE DISPLAY AND SALES FACILITIES

964 Ernest Barrett Parkway
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Kennesaw, Georgia  30144
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STORAGE FACILITIES

964 Ernest Barrett Parkway
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Kennesaw, Georgia  30144
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                               [MITSUBISHI LOGO]

Agreement Date NOV 27, 1995                                                    3

BODY AND PAINT FACILITIES

N/A
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OTHER


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MMSA and DEALER recognize that DEALER may sell MMSA Products to customers wherever they may be located. However, in order that MMSA may establish and maintain an effective network of MMSA Dealers for the sale and servicing of MMSA Products, DEALER specifically agrees that, without the prior written approval of MMSA, it shall not display MMSA Trademarks or, either directly or indirectly, establish any place or places of business for the conduct of any of its MMSA dealership operations, except on the Dealership Premises in the manner and for the purposes described above.

     DEALER shall maintain all requirements and conditions of this MMSA Dealer Sales and Service Agreement as outlined in DEALER'S most recent Dealer Development Plan, including but not limited to exclusive facility, management and capital requirements.

7.   LICENSES

     DEALER agrees to secure and maintain all licenses required for the operation of its business as contemplated by this Agreement in any state or jurisdiction where its MMSA dealership operations are to be conducted. If any such license or licenses are required, this Agreement shall not become effective, unless and until all such required licenses have been obtained and DEALER furnishes MMSA with a copy of all such licenses together with written notice specifying the date and number, if any, of all such licenses. DEALER shall notify MMSA immediately in writing if DEALER fails to secure, maintain or renew any such license. If any required license is suspended or revoked, DEALER shall notify MMSA immediately in writing of the effective date of such suspension or revocation.

8.   SCOPE OF AGREEMENT

     DEALER agrees to be bound by and comply with each and every term of this MMSA Dealer Sales and Service Agreement, all schedules hereto, the Standard Provisions, the Dealer Development Plan, the most recent Product List and all Product Addenda, the Warranty Manual and all other manuals heretofore or hereafter issued by MMSA, all modifications, extensions or renewals of any of the foregoing, and each and every bulletin or directive heretofore or hereafter issued to DEALER by MMSA. MMSA may from time to time deliver to DEALER a Product Addendum setting forth special terms and conditions applicable to particular MMSA Vehicles designated in the Product Addendum. Such special terms and conditions shall supersede and control any inconsistent terms and conditions in this Agreement with respect to the MMSA Vehicles designated in the Product Addendum. Each Product Addendum shall be effective as of the date specified in the Product Addendum and shall remain effective (1) until it is amended or terminated by its own terms or by a new Product Addendum, (2) until the MMSA Vehicles designated in the Product Addendum are no longer distributed by MMSA, or (3) until termination of this Agreement.

9.   DEFINITIONS

     Italicized terms used herein shall have the meanings set forth in Section II of the Standard Provisions.

10.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.


                               [MITSUBISHI LOGO]

Agreement Date Nov 27, 1995                                                    4

11.  JURISDICTION

     MMSA and DEALER agree that all litigation between MMSA and DEALER which may arise out of or in connection with this Agreement or any transaction between them shall be subject to the exclusive jurisdiction of the courts of the State of California or of the federal courts sitting therein, and each hereby consents to the jurisdiction of such courts. DEALER agrees that any and all process directed to it in any such litigation may be served upon it outside of California with the same force and effect as if such service had been made within California.

12.  LEGAL EFFECT

     This Agreement terminates and supersedes all prior written or oral agreements and understandings, if any, between MMSA and DEALER, except (1) any agreements expressly referred to and incorporated herein, (2) any indebtedness which may be owing by either MMSA or DEALER to the other, and (3) any DEALER'S unfilled orders with MMSA for any MMSA Products placed with MMSA pursuant to the provisions of any sales agreement terminated or superseded by this Agreement. Except as herein otherwise provided, upon execution of this Agreement by DEALER and in consideration of MMSA's entering into this Agreement, DEALER releases MMSA from any and all claims, demands, contracts and liabilities (including, but not limited to, statutory liabilities), known or unknown, of any kind or nature whatsoever, arising from or out of or in connection with any such prior agreements, business transactions, course of dealing, discussions or negotiations between the parties prior to the effective date hereof. DEALER expressly acknowledges and waives the application of California Civil Code ss. 1542 which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

13.  NOTICES

     Any notice to be given hereunder may be delivered to the party if a sole proprietor, to a partner of the party if a partnership, or to an officer of the party if a corporation, or may be given by sending such notice by registered or certified mail or by telegram or tested telex addressed, if to DEALER, to its principal office as above stated, and if to MMSA, to its headquarters as above stated, marked "Attention President". Except as otherwise provided in this Agreement, any notice so given shall be considered to have been given when delivered or mailed as provided above.

14.  AUTHORITY OF DEALER

     If DEALER is a partnership or corporation, DEALER shall provide MMSA with a certified copy of the partnership authorization, corporate resolution or other document evidencing the authority of DEALER to enter into and adhere to the terms of this Agreement.

15.  VALIDITY

     No representative of MMSA shall have authority, other than by a writing signed by the President or an Executive Vice President or two Vice Presidents of MMSA, to renew, extend or terminate this Agreement, or to amend, modify or waive any provision of this Agreement or any performance required hereby, or to make any agreement which imposes obligations on either MMSA or DEALER not specifically imposed by this Agreement.







                               [MITSUBISHI LOGO]

Agreement Date Nov 27, 1995                                                    5

     IN WITNESS OF THE FOREGOING, the parties hereto have executed this Agreement in duplicate. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNTIL IT HAS BEEN SIGNED BY THE PRESIDENT OR AN EXECUTIVE VICE PRESIDENT OR TWO VICE PRESIDENTS OF MMSA. DEALER WILL BE NOTIFIED IN WRITING BY MMSA WHEN THIS AGREEMENT HAS BEEN SO SIGNED, WHICH NOTICE WILL SPECIFY THE EFFECTIVE DATE OF THIS AGREEMENT.

Boomershine North Cobb, Inc.
dba Boomershine Mitsubishi
----------------------------------
     (Dealer's Firm Name)



By  /s/                             Date  10/20/95
  ---------------------------           -------------------------

Title  President
     ------------------------

By                                  Date  10/20/95
  ---------------------------           -------------------------

Title
     ------------------------         /s/ C.K. Yancy
                                    -----------------------------


MITSUBISHI MOTOR SALES OF AMERICA, INC.


By                                  Date
  ---------------------------           --------------------------
        (President)

                               OR


By                                  Date
  ---------------------------           --------------------------
  (Executive Vice President)

                               OR


By /s/                              Date  Nov 27 1995
  ---------------------------           --------------------------
      (Vice President)


           and

By /s/                              Date  Nov 27 1995
  ---------------------------           --------------------------
      (Vice President)


                               [MITSUBISHI LOGO]

Agreement Date Nov 27 1995                                                   6

                       DEALER SALES AND SERVICE AGREEMENT
                              STANDARD PROVISIONS
-------------------------------------------------------------------------------



The following Standard provisions have been made a part of and are incorporated by reference in the Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement and shall apply to and govern the transactions, dealings, and relations between MMSA and DEALER.

I.   GENERAL OBLIGATIONS

     The purpose of this Agreement is to provide for the sale and servicing of MMSA Products in a manner that will best serve the interests of MMSA, DEALER,other Authorized MMSA Dealers, and the owners and purchasers of MMSA Products.

     DEALER has entered into this Agreement with confidence in MMSA's integrity and expressed intention to deal fairly with DEALER and the consuming public of MMSA Products and services. MMSA has entered into this Agreement with confidence in DEALER's integrity, ability and expressed intention to deal fairly with MMSA, other Authorized MMSA Dealers and the consuming public of MMSA Products and services and with reliance upon DEALER's undertaking to perform and carry out the duties, obligations and responsibilities of an Authorized MMSA Dealer as set forth in this Agreement.

     DEALER shall engage in no discourteous, deceptive, misleading or unethical practices and shall actively promote the sale of MMSA Products. DEALER shall give prompt, efficient and courteous service to all customers of MMSA Products whether or not those customers purchased MMSA Products from DEALER.

     MMSA will actively assist DEALER in all aspects of DEALER'S MMSA dealership operations. MMSA shall offer suggestions and provide materials designed to assist DEALER and its personnel, conduct periodic annual evaluations of DEALER'S premises, performance and facilities as described in Section VII.B.1. hereof, and provide special training programs for the active participation of DEALER and its sales, service and parts personnel.

II.  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated:

     A. MMSA shall mean Mitsubishi Motor Sales of America, Inc., a California corporation which is the authorized distributor in the United States of MMSA Products.

     B. MMSA VEHICLE shall mean any new passenger car or truck with a Gross Vehicle Weight Rating of under 7,000 pounds (whether or not manufactured or supplied by MMC) distributed in the United States by MMSA and set forth in the Product List.

     C. MMSA PARTS AND/OR ACCESSORIES shall mean genuine new parts, components and accessories, designed primarily for use on MMSA Vehicles and distributed by MMSA

     D.   MMSA PRODUCTS shall mean MMSA vehicles, MMSA Parts and
          Accessories, and other new products (whether or not manufactured or supplied by MMC) which from time to time may be offered by MMSA to DEALER under this Agreement.

     E. MMSA TRADEMARKS shall mean the trademarks, service marks, design marks and trade names which are used by MMSA in connection with MMSA Products, including, without limitation, the names "Mitsubishi" and "MMSA," and the Mitsubishi three-diamond logo.

     F. MMC shall mean Mitsubishi Motors Corporation, a Japanese corporation which manufactures or supplies to MMSA some or all of the MMSA Vehicles.

     G. AUTHORIZED MMSA DEALER OR MMSA DEALER shall mean any dealer located in the United States authorized by MMSA to conduct dealership operations in connections with the sale of MMSA Products pursuant to an MMSA Dealer Sales and Service Agreement.

     H. OWNERS shall mean the persons named in Section 3 of the MMSA Dealer Sales and Service Agreement.


     I. EXECUTIVE MANAGERS shall mean the persons named in Section 4 of the MMSA Dealer Sales and Service Agreement.



                               [MITSUBISHI LOGO]                             1

     J. DEALERSHIP PREMISES shall mean the place or places of business established by DEALER and approved by MMSA in accordance with Section 6 of the MMSA DEALER Sales and Service Agreement.

     K. DEALERSHIP FACILITIES shall mean the building and other improvements on the Dealership Premises provided by DEALER in accordance with requirements set forth in the Dealer Development Plan.

     L. DEALER DEVELOPMENT PLAN shall mean the written development plan, as amended from time to time by MMSA, setting forth the criteria relied upon by MMSA to determine initially whether DEALER qualifies for appointment as an MMSA DEALER and thereafter to evaluate whether DEALER'S performance hereunder qualifies DEALER for renewal(s) of its MMSA Dealership.

     M. GROSS VEHICLE WEIGHT RATING shall mean the value specified by the manufacturer of MMSA Vehicles as the loaded weight of a single vehicle.

     N.   SALES LOCALITY shall mean the locality which is designated in
          Section 5 of the MMSA DEALER Sales and Service Agreement as the primary area of DEALER'S sales and service responsibility for MMSA Products.

     0. WARRANTY MANUAL shall mean the MMSA Warranty Policy and Procedure Manual, as the same may be amended from time to time by MMSA, which sets forth policies and procedures concerning warranties on MMSA Products.

     P. PRE-DELIVERY INSPECTION MANUAL shall mean the MMSA Pre-delivery Inspection Procedures Manual, as the same may be amended from time to time by MMSA, which sets forth MMSA policies and procedures concerning the servicing of MMSA Vehicles prior to their delivery to purchasers of MMSA Vehicles.

     Q. INVOICE PRICE shall mean, with respect to each MMSA Product to which it refers, the price to DEALER for such product as from time to time established by MMSA.

     R. PARTS DISCOUNT AND PURCHASE TERMS SCHEDULE shall mean a listing of the terms, discounts and conditions relating to the purchase of MMSA Parts and Accessories supplied by MMSA to DEALER, as amended form time to time by MMSA.

     S. MMSA MASTER PARTS PRICE LIST shall mean a listing of the suggested list prices and the prices of MMSA Parts and Accessories issued by MMSA from time to time.

     T. POLICY REVIEW BOARD shall mean the MMSA Policy Review Board described in Section XI hereof.

     U.   THIS AGREEMENT shall mean the Mitsubishi Motor Sales of America,
          Inc. Dealer Sales and Service Agreement, all schedules thereto, these Standard Provisions, the Warranty Manual and the Dealer Development Plan, the most recent Product List and all Product Addenda, each as amended from time to time, and all other guides, bulletins or directives issued from time to time by MMSA to MMSA DEALERs.

     V. PRODUCT LIST shall mean a list of MMSA Products distributed by MMSA which shall be provided to DEALERS and amended or supplemented by MMSA from time to time.

     W. PRODUCT ADDENDUM or ADDENDA shall mean any addendum to this Agreement which MMSA may issue to DEALERS from time to time setting forth special terms and conditions governing the sale or servicing only of the particular vehicles or products designated in the Product Addendum.

III. SALES OF MMSA PRODUCTS TO DEALER

     A.  ORDERS

          DEALER shall submit to MMSA firm orders for MMSA Products in such quantity and variety as are necessary to fulfill Dealer's obligations under this Agreement. DEALER agrees to submit current orders and estimated projections of DEALER'S future requirements for MMSA Products at such time and for such periods as MMSA may reasonably request. DEALER will submit all orders and projections in the format prescribed by MMSA.

          All orders are subject to acceptance by MMSA. MMSA is under no obligation to accept orders from DEALER and may accept any order in whole or in part. Acceptance of any order may be by oral or written notice to DEALER or by shipment of the MMSA Products ordered.


                               [MITSUBISHI LOGO]

No order may be cancelled by DEALER and each order shall remain binding upon DEALER unless rejected in writing by MMSA.

Except as otherwise provided herein, MMSA agrees to ship MMSA Products to DEALER only on DEALER'S orders. MMSA will use its best efforts to fill any orders which it has accepted, but nothing contained in this Agreement shall obligate MMSA to deliver to DEALER any Particular number of MMSA Vehicles or MMSA Parts and Accessories.

B.   DELIVERIES

     1.   Mode and Place of Delivery

          MMSA shall select the distribution points, carriers and modes of transportation in effecting delivery of MMSA Products to DEALER. DEALER agrees to reimburse MMSA for any delivery, freight, handling and other charges which appear on MMSA's invoice to DEALER.

     2.   Diversion of Deliveries

          If MMSA is required to deliver any MMSA Product ordered by DEALER because of DEALER'S failure or refusal to accept such product, DEALER agrees to assume responsibility for and pay any charges incurred by MMSA as a result of such diversion including, without limitation, charges incurred by MMSA in returning any such product to the point of original shipment or other distribution point selected by MMSA, plus all charges for demurrage or storage related to such division.

     3.   Delay or Failure to Deliver

          MMSA shall not be liable for delay or failure to fill orders that have been accepted, where such delay or failure is the result of any domestic or foreign laws, regulations, ordinances, rules, orders or other governmental requests, acts of God, foreign or civil wars, riots, interruptions of navigation, shipwrecks, fires, strikes, lockouts or other labor troubles, embargoes, blockades, delay or failure of MMC, other suppliers of MMSA or any carrier to deliver MMSA Products, or any other event whether similar or dissimilar to the foregoing which is beyond the reasonable control of MMSA.


     4.   Damage Claims Against Carriers

          Unless otherwise specified in the Warranty Manual, MMSA agrees, upon request by DEALER, to assist DEALER in recovery against any carrier for loss or damage to MMSA Products shipped hereunder.

C.   PRICES AND OTHER TERMS OF SALES

     1.   Price Changes

          MMSA reserves the right, without prior notice to DEALER, to change prices, charges and terms of purchase of all MMSA Products sold under this Agreement and except as provided in Section III.C.7. hereof, DEALER or its customer shall have no right of cancellation or to any refund or credit with respect thereto. MMSA will charge DEALER for MMSA Products according to the prices, charges and terms of purchase in effect on the date of shipment. Prices, charges and terms of purchase for MMSA Parts and Accessories shall be established from time to time by MMSA in the MMSA Master Parts Price List and in the Parts Discount and Purchase Terms Schedule.

      2.  Payment for MMSA Vehicles

          Unless otherwise permitted by MMSA in writing, payment for MMSA Vehicles shall be by cash draft issued prior to shipment of each MMSA Vehicle form its port of entry against DEALER'S then applicable wholesale credit line, which line shall be approved by MMSA and established in DEALER'S name with a financial institution acceptable to MMSA. The minimum amount of such credit line must be expressly approved by MMSA and must be sufficient to meet MMSA's estimate of DEALER'S anticipated sale volume, as the same may be revised from time to time in the Dealer Development Plan.

          MMSA may find it necessary, from time to time, to advise DEALER that the amount of available credit required of DEALER must be increased. Such decisions will be based upon criteria reasonably established by MMSA, including the sufficiency of the existing credit line and anticipated increases in sales. DEALER agrees to cooperate fully with MMSA and arrange promptly for all required changes in its financial arrangements.




                               [MITSUBISHI LOGO]                              3

3.   Payment for MMSA Products other than MMSA Vehicles

     MMSA will invoice DEALER for all MMSA Products other than MMSA Vehicles purchased by DEALER. Payment for invoices shall be due by the tenth (10th) day of the month following the month in which the products covered by the invoice are delivered. MMSA reserves the right, at any time with or without notice to DEALER, to place any and all sales of MMSA Products other than MMSA Vehicles on a C.O.D. basis, cash in advance basis or otherwise alter the credit terms available to DEALER. DEALER's right to return MMSA Products (other than MMSA Vehicles) shall be governed by the terms and provisions set forth in the Parts Discount and Purchase Terms Schedule.

4.   Failure of Financing Arrangements

     It is DEALER'S sole responsibility to institute appropriate controls to ensure the uninterrupted availability of sufficient funds under its approved credit line with DEALER'S financial institution. Should DEALER fail to pay for, or should any applicable financing arrangement fail to provide credit for the payment of, any MMSA Products ordered by DEALER when payment is due therefor, MMSA may, with respect to any such MMSA Products, (i) cause the same to be stored at the sole risk and expense of DEALER, or (ii) cause such MMSA Products to be shipped elsewhere (including returning the same to MMSA) and DEALER shall pay to MMSA promptly upon demand all expenses sustained by MMSA in storing, handling and shipping occasioned thereby; or (iii) without obligation to pay any sum to DEALER, sell such MMSA Products directly to any other MMSA Dealer, person, firm or corporation, all expenses or losses occasioned thereby to be borne by DEALER.

     In addition to the foregoing, in the event of an oral or written refusal by DEALER'S financing institution to make payment against drafts for any MMSA Vehicle ordered by DEALER, MMSA may impose a fixed administrative charge for each MMSA Vehicle refused. The amount of such charge, which shall be in addition to otherwise applicable delivery, storage and demurrage charges, shall reflect a reasonable estimate of the average administrative cost incurred by MMSA in arranging for alternative disposition of the MMSA Vehicle so refused. Furthermore, any failure of DEALER'S financial institution to maintain for a period of sixty (60) or more days the unrestricted availability to MMSA of DEALER'S credit line in an amount and in accordance with the terms approved by MMSA shall constitute grounds for termination of this Agreement under Section X.B.2.(f) hereof. "Unrestricted availability" as used in this section shall mean that upon presentment of MMSA'S drafts to DEALER'S financial institution as contemplated hereunder, no approval of DEALER, the financial institution itself or any other party will be required before payment to MMSA is made.

5.   Title and Risk of Loss

     Title and risk of loss or damage to any MMSA Product sold to DEALER shall pass to DEALER upon (i) its delivery to DEALER, (ii) its delivery to a common carrier for delivery to DEALER, or (iii) receipt by MMSA of payment therefor, whichever shall first occur. MMSA shall retain, and DEALER hereby grants to MMSA, a security interest in, and the right to retain or repossess, all MMSA Products sold to DEALER by MMSA until MMSA is paid in full therefor.

6.   Collection of Indebtedness

     DEALER agrees to execute and deliver and shall, where appropriate, cooperate with MMSA in causing to be filed with the appropriate authorities any and all statements and documents required or permitted by the Uniform Commercial Code and any other local laws for the protection of unpaid sellers.

     DEALER agrees that MMSA may apply toward payment of any amount due MMSA from DEALER any credit owed to DEALER by MMSA, and MMSA may, at its option, collect any sums owed by DEALER to MMSA by making a separate draft or by including any such sums in any draft issued for the sale of MMSA Products sold under this Agreement. DEALER will pay the amount of each draft and all exchange and collection charges. In addition, MMSA may impose an interest charge for balances thirty (30) days or more overdue. Such charge shall be assessed at the maximum rate permitted by law. The foregoing rights of MMSA are in addition to, and not in lieu of, any rights or remedies it may have by law as an unpaid seller.


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
7.   Refunds

     Should MMSA reduce the Invoice Price of any MMSA Vehicle then in current production, MMSA will give written notice of such reduction to DEALER and will refund to DEALER an amount equal to the difference between any higher price paid by DEALER for such MMSA Vehicles and the reduced price. Such refunds will be payable only for MMSA Vehicles actually purchased by DEALER at a price higher than the reduced price and which are new and unsold by DEALER on the effective date of the price reduction set forth in MMSA's notice thereof. To be entitled to such refund, DEALER must, within thirty (30) days after receipt of notice of the price reduction, make written claim therefor supported by evidence satisfactory to MMSA.

     MMSA shall have no obligation to make refunds or give credits with respect to:
     a. Any MMSA Vehicle used as a demonstrator and not promptly registered with MMSA by DEALER when assigned to demonstrator use;

     b. Any reduction in the amount of MMSA charges for distribution and delivery or taxes;
     c. Any reduction in the amount of any contribution or any other sum for advertising or sales promotion; or

     d. Any reduction by MMSA in the suggested retail price or Invoice Price established by MMSA by reason of any law, order, or regulation of any government or any governmental agency.

     MMSA reserves the right to pay refunds to any financial institution which has financed the purchase of, and retains a lien or ownership interest in, any MMSA Vehicle for which application for refund or credit is made by DEALER.

D.   PRODUCT WARRANTIES

     Dealer understands and agrees that the only warranties applicable to each new MMSA Product sold to Dealer by MMSA shall be the written warranty or warranties expressly furnished by MMSA or by the manufacturer of the MMSA Product and as stated in the Warranty Manual. Anything in this Agreement to the contrary notwithstanding, all warranties made by MMSA as set forth in the Warranty Manual shall survive and, in accordance with their respective terms, continue in full force and effect, despite any expiration or termination of this Agreement pursuant to Section X hereof.

E.   CHANGE OF DESIGN, OPTIONS OR SPECIFICATIONS

     MMSA reserves the right, at any time, to make changes in or discontinue the supply of any design or specification of MMSA Products (regardless of whether such products are MMSA Vehicles, MMSA Parts and Accessories or options), without notice to DEALER and, unless required by law, without obligation to make any changes with respect to MMSA Vehicles and MMSA Parts and Accessories or options previously delivered to DEALER or being imported, manufactured, or sold in accordance with Dealer's orders. No change shall be considered a model year change unless so specified by MMSA. Except as specifically provided in Section III.C.7. hereof, MMSA shall be under no liability to DEALER on account of any discontinuance or change and shall have no obligation to DEALER to make any refund on MMSA Products previously purchased by DEALER, whether or not the price of MMSA Products previously sold by MMSA is affected thereby. Unless directed in writing by MMSA or required to do so by law, DEALER shall not alter any MMSA Product or change or substitute any of its components as sold by MMSA, except for minor or cosmetic changes which do not affect the mechanical operation, safety or structural integrity of any MMSA Product.

F.   VEHICLES EXCLUDED

     DEALER acknowledges that this Agreement confers no rights or benefits with respect to vehicles or products of any kind not distributed by MMSA, and that DEALER'S right to purchase MMSA Vehicles from MMSA shall at all times be limited to those MMSA Vehicles listed on the most recent Product List. Without limiting the generality of the foregoing, DEALER acknowledges that: (1) MMC distributes in the United States trucks with a Gross Vehicle Weight Rating of 7,000 pounds or more, truck tractors, buses, other heavy vehicles, and parts and accessories therefor through a distribution company known as Mitsubishi Fuso Truck America, Inc.("MFTA"); (2) this Agreement confers no right upon DEALER to purchase for resale or lease, sell service or lease MFTA vehicles or products; (3) MFTA vehicles are of a separate "line make" from MMSA



                               [MITSUBISHI LOGO]                             5

Vehicles; and (4) this Agreement confers no right upon DEALERS to protest, object or invoke any other administrative or judicial process to bar or delay the establishment of any MFTA dealership within or without DEALER'S Sales Locality.

IV.  DEALERSHIP PREMISES

     A.   RESPONSIBILITIES OF DEALER

          MMSA and DEALER recognize the importance of establishing an effective network of qualified Authorized MMSA Dealers meeting MMSA's established standards. Accordingly, Dealer agrees that it shall not, under any circumstance, establish an associate dealer or subdealer for MMSA Products or establish any MMSA dealership premises or operations other than those expressly approved by MMSA. DEALER agrees to operate its MMSA dealership only on the Dealership Premises, and to provide and utilize the Dealership Facilities only in accordance with standards established by MMSA set forth in the Dealer Development Plan. DEALER recognizes that if it engages in other business activities in the Dealership Facilities and/or on the Dealership Premises, the physical facilities necessary for the sale and servicing of MMSA Products may be adversely affected. Accordingly, DEALER agrees that it shall not modify, relocate, change the usage of, reduce or expand the Dealership Premises or the Dealership Facilities without first consulting with MMSA and obtaining its written approval of such changes.

     B.   AUTOMOBILE LEASING OR RENTAL BUSINESS

          DEALER may, as part of its MMSA dealership operations, engage in the leasing of MMSA Vehicles on the Dealership Premises so long as DEALER complies fully with all standards and requirements established by MMSA in connection therewith. DEALER, its Owners and Executive Managers shall not, however, without the prior written consent of MMSA, form or acquire, directly or indirectly, a separate legal entity for the purpose of conducting such leasing operations, whether within or without the Dealership Premises. Nor shall DEALER, its Owners and Executive Managers acquire for themselves or for members of their respective families any substantial interest in such separate business without the prior written consent of MMSA. If MMSA consents to the operation or substantial ownership of such separate leasing business by DEALER, its Owners, Executive Managers or their respective families, such business shall be subject to the provisions of Section IV.C. hereof.

     C.   RELATED ACTIVITIES OF DEALER OR DEALER'S OWNERS OR EXECUTIVE MANAGERS

          If DEALER or any of DEALER'S Owners or Executive Managers should have or should acquire, directly or indirectly, for themselves or for members of the respective families, any substantial interest in an enterprise the business of which is in any way connected with new or used MMSA Products (hereinafter referred to as "Related Business"), or any property which is being used or will be used in connection with new or used MMSA Products (hereinafter referred to as "Related Property"), or any beneficial interest in any Related Property, DEALER will:

          1. At the time this Agreement is executed by DEALER, or immediately upon such acquisition, whichever may be later, require such Related Business or the holder of legal title or beneficial interest in the Related Property to execute and deliver to MMSA a written instrument in which such Related Business or holder shall assume the following obligations:

               a. To refrain from all conduct which might be harmful to the goodwill of MMSA or to the reputation of MMSA Products or which might be inconsistent with the public interest;

               b. To grant to MMSA, until the expiration or prior termination of this Agreement, the right, through MMSA's employees and other designees, to inspect, at all reasonable times during regular business hours, the premises, as well as the records and accounts, of such Related Business or holder; and

               c.   To refrain from any use of any MMSA Trademark.

          2. Furnish to MMSA, at the time this Agreement is executed by DEALER or immediately upon such acquisition, whichever may be later, a written report setting forth in detail:

               a. The ownership of beneficial interests in such Related Business or Related Property; and

          b. The business activities of such Related Business and the use of such Related Property including, among other things, the names of all Authorized MMSA Dealers with which such Related Business has any dealings or who use or have any interest in such Related Property, and the terms of such dealings, use and interests.

     3. In the event of any change in the ownership, activities or use of the Related Business or Related Property, furnish to MMSA a written report setting forth the details of such change.

     4. Furnish to MMSA such other reports concerning the Related Business or Related Property as MMSA may from time to time require.

D.   PERSONNEL

     Dealer agrees that it will employ qualified personnel in such capacities and in such number as may be specified in the Dealer Development Plan or as otherwise required by MMSA.

E.   INSURANCE

     Dealer shall obtain fire and casualty insurance issued by an insurer or recognized responsibility satisfactory to MMSA, with coverage for each occurrence and in an aggregate amount acceptable to MMSA, and providing coverage for, among other things, death, bodily injury and property damage claims which may arise in connection with Dealer's operations. Such insurance shall be maintained in full force and effect at Dealer's sole cost throughout the term of this Agreement and all extensions or renewals hereof.

F.   MAINTAINING OPERATIONS OPEN FOR BUSINESS

     Since the transportation and maintenance needs of customers served by Dealer can be properly met only if Dealer keeps the Dealership Premises open for business, Dealer agrees to maintain its dealership operations open for business during all days and hours which are customary and lawful for such operations in the community or locality in which the Dealership Premises are located. Any unexcused failure to remain open for business during such hours in excess of five (5) consecutive business days shall constitute grounds for termination of this Agreement under Section X.B.1.(a) hereof.

G.   MINIMUM VEHICLE INVENTORIES

     Subject to the ability of MMSA to supply MMSA Vehicles ordered by Dealer, Dealer agrees that it shall, at all times, maintain the minimum inventory of MMSA Vehicles for immediate sale as set forth in the Dealer Development Plan from time to time by MMSA after consultation with Dealer. Dealer also agrees that it shall have available at all times, for purposes of showroom display and demonstration, the number of current models of MMSA Vehicles required of Dealer as determined from time to time by MMSA after consultation with DEALER. DEALER agrees to maintain all MMSA Vehicles in excellent condition at all times. Failure of DEALER to maintain the required minimum number of MMSA Vehicles shall constitute grounds for termination of this Agreement under Section X.B.2.(n) hereof.

     Dealer recognizes that it is the goal of all MMSA Dealers to meet efficiently the needs of all customers of MMSA Products wherever located and that, although an MMSA Dealer may attempt to continually maintain its minimum inventory, occasionally its customers may request a specific MMSA Vehicle or MMSA Part or Accessory which is not currently in stock. Accordingly, Dealer agrees to use its best efforts to cooperate with other MMSA Dealers by providing them with access to information regarding its parts and MMSA Vehicle inventory and whenever possible, trading its MMSA Products to satisfy the needs of a customer of another MMSA Dealer.

H.   SIGNS

     Subject to applicable governmental ordinances, regulations and statutes, Dealer agrees to buy or rent from MMSA or from sources designated by MMSA and to erect and maintain on the Dealership Premises, entirely at Dealer's expense, authorized sales and service signs conforming to the requirements established and approved for Dealer's use by MMSA. Dealer further agrees to obtain and maintain any licenses or permits necessary to erect such signs. Failure to obtain, erect, maintain, repair, illuminate and prominently display such signs in a manner approved by MMSA shall constitute grounds for termination of this Agreement under Section X.B.2(j) hereof.


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
I.  ELECTRONIC COMMUNICATIONS SYSTEM

    MMSA has elected to implement an electronic data processing system to facilitate communications between MMSA and each MMSA Dealer. Such a system is designed to enable each MMSA Dealer to electronically transmit current information regarding its sales and service operations, including without limitation, orders for MMSA Vehicles and MMSA Parts and Accessories, sales reports, and warranty claims data. In recognition of the benefits of such a system, DEALER agrees to acquire and install, at its sole expense, on the Dealership Premises a dealer computer terminal approved by MMSA and to utilize the system in accordance with MMSA's instructions.

J.  PLANNING ASSISTANCE FOR DEALERSHIP PREMISES

    To assist DEALER in planning, establishing and maintaining the Dealership Premises, MMSA will, if feasible, make available to DEALER upon request, copies of sample building layout plans, facility planning recommendations and an identification program covering the placement, installation and maintenance of recommended signs. In addition, representatives of MMSA will be available to DEALER from time to time to advise DEALER and dealership personnel in connection with DEALER'S planning of the Dealership Facilities and Dealership Premises.

V.  NET WORKING CAPITAL

    DEALER agrees to establish and maintain net working capital in an amount not less than the minimum net working capital agreed upon by DEALER and MMSA and specified in the DEALER Development Plan. If, because of changed conditions, MMSA deems it necessary to increase or decrease the minimum amount of DEALER'S net working capital, the minimum net working capital required of DEALER under the Dealer Development Plan may be revised by MMSA after consultation with DEALER. If the amount thereof is increased, DEALER agrees to meet the new minimum net working capital standard within the time period reasonably prescribed by MMSA after consultation with DEALER.

VI. ACCOUNTS, RECORDS AND REPORTS

    A.  UNIFORM ACCOUNTING SYSTEM

        It is for the mutual benefit of DEALER and MMSA that uniform accounting systems and practices be maintained by all Authorized MMSA Dealers. Accordingly, DEALER agrees to maintain such systems and practices as designated by MMSA in accordance with the uniform accounting system and practices established by MMSA for use by all MMSA Dealers. DEALER agrees that it will furnish to MMSA by the tenth (10th) day of each month, in the form prescribed by MMSA, true, complete and accurate financial and operating statements covering the preceding month and showing calendar-year-to-date operations.

    B.  SALES REPORTING

        To assist in the evaluation of current market trends and other matters, DEALER agrees to:

        1. Immediately upon delivery of an MMSA Vehicle to the purchaser thereof, complete and transmit to MMSA a report of the retail sale called the "Retail Delivery Report"; and

        2. Furnish MMSA with such other reports or records which may reasonably be required by MMSA.

    C.  SALES AND SERVICE RECORDS

        DEALER agrees to keep complete, accurate and current records regarding the sale and servicing of MMSA Products. In order that policies and procedures relating to applications for reimbursement for warranty and policy work may be applied uniformly to all Authorized MMSA Dealers, DEALER agrees to prepare, keep current and retain records in support of requests for reimbursement for warranty and policy work performed by DEALER in accordance with the policies and procedures prescribed in the Warranty Manual and standards established by MMSA consistent with said manual.

      D.  EXAMINATION OF ACCOUNTS AND RECORDS

          DEALER agrees that it will permit MMSA to make examinations and audits of its accounts and records at any time during regular business hours, and in connection therewith, to reproduce and take for its own use copies of DEALER'S records including, without limitation, records supporting requests for reimbursement for warranty and policy work performed or to be performed by DEALER. A report of any such examination will be furnished to DEALER. Failure to allow authorized personnel of MMSA to examine, audit, reproduce and take copies for MMSA's use of DEALER'S records, whether or not located on the Dealership Premises, shall constitute grounds for termination of this Agreement under Section X.B.2.(m) hereof.

VII.  PROMOTING AND SELLING MMSA PRODUCTS

      A.  RESPONSIBILITIES OF DEALER

          DEALER agrees to use its best efforts to promote, sell and service MMSA Vehicles and MMSA Pars and Accessories in the Sales Locality. DEALER recognizes that DEALER'S fundamental obligation under this Agreement is to stock, sell and service all models and types of MMSA Vehicles distributed in the Sales Locality by MMSA. Accordingly, DEALER expressly assumes responsibility for fulfilling this obligation, and in connection therewith, DEALER expressly agrees to develop that sales volume necessary to meet DEALER'S Minimum Sales Responsibility as outlined in this Agreement and as is more particularly described in the Dealer Development Plan.

      B.  SALES AND PERFORMANCE CRITERIA

          1.  Dealer Development Plan

              The parties hereto shall periodically, and in any event at least annually, review DEALER'S performance under this Agreement. DEALER'S performance will be evaluated on the basis of the performance criteria set forth in the Dealer Development Plan, which criteria shall include such factors as maintenance of facilities, service and sale of MMSA Parts and Accessories and sales performance.

              During each such periodic review, MMSA shall note in writing any deficiencies it finds in DEALER'S performance and operations, and MMSA will offer suggestions for the improvement thereof. MMSA shall give DEALER a reasonable opportunity to implement its suggestions and take other steps necessary to cure deficiencies in DEALER'S performance. DEALER agrees to cooperate with MMSA during such evaluation and to furnish any data regarding the DEALER'S operations which may reasonably be requested by MMSA. DEALER agrees that it will use its best efforts to meet the performance standards established from time to time by MMSA and to cure any deficiencies set forth in its Dealer Development Plan. Failure by DEALER to correct such deficiencies after having had a reasonable opportunity to do so shall constitute grounds for termination of this Agreement under Section X.B.3.(a) hereof.

          2.  Determination of Minimum Sales Responsibility

              If DEALER is the only MMSA Dealer located in the Sales Locality, calculation of DEALER'S Minimum Sales Responsibility will be based upon the ratio of sales and registrations of MMSA Vehicles to sales and registrations of competitive vehicles and MMSA Vehicles in the Sales Locality. In metropolitan market where multiple MMSA Dealers are located, DEALER (together with all other MMSA Dealers in the Sales Locality) will be assigned a percentage share of responsibility for total sales performance in the Sales Locality based upon DEALER'S trading area. MMSA may from time to time change the size and/or boundaries of DEALER'S trading area after appropriate analyses of new care purchasing patterns in the Sales Locality. Such trading area will be used solely for the purpose of determining the percentage of sales responsibility assigned to DEALER and should not be interpreted as a market area assigned to DEALER. In evaluating DEALER'S performance, MMSA will consider recent trends in DEALER'S sale performance and any special local conditions which would uniquely affect DEALER'S performance.

              To the extent that MMSA for any reason, other than DEALER'S failure to submit orders or arrange payment, delivers to DEALER less than the number of new MMSA Vehicles that represents DEALER'S Minimum Sales Responsibility, DEALER'S Minimum Sales Responsibility set forth in the Dealer Development will be reduced accordingly.


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                                                                               9

                  The term "competitive vehicles" as used in this section shall mean those new vehicles which are from time to time designated by MMSA as competitive with MMSA Vehicles. The term "DEALER'S trading area" as used in this section shall mean an area immediately surrounding the Dealership Premises which is determined by MMSA from time to time based upon an analysis of census tracts or other geographical boundaries.

C.       Sales Operations

         1.       Sales Organization

                  To enable DEALER to fulfill satisfactorily its responsibilities under this Agreement, DEALER agrees to organize and maintain the minimum number of trained sales and customer relations personnel required by MMSA in the Dealer Development Plan.

         2.       Representations in the Sale of MMSA Vehicles

                  DEALER agrees that it will sell all MMSA Vehicles in accordance with directives issued by MMSA designating model and model year classifications and will not make any misleading statements or misrepresentations regarding MMSA Products, including without limitation, selling as new any MMSA Vehicle which is not in fact new and unused, misrepresenting the model year or year of manufacture, or the items or prices of the items making up the total selling price of any MMSA Vehicle. DEALER shall not make any statements tending to lead any customer to believe that a greater portion of the selling price of an MMSA Vehicle represents destination charges and/or factory handling charges than the amounts of such items actually charged to and paid for by DEALER.

         3.       Customer Deposits

                  DEALER will hold in trust until completion of sale any down payment and all other property it may receive from customers in connection with their purchases of MMSA Products. DEALER will not sell or place any lien on any property taken as a trade-in unless at the same time it segregates and holds in trust an amount equal to the trade-in allowance agreed upon with the customer for such property until completion of the sale for which such property was taken as a trade-in. DEALER will ensure that all purchase order forms signed by its customers contain provisions binding DEALER to hold all down payments and other property in the manner specified in this section.

D.       Advertising

         1.       Misleading Advertising

                  Both MMSA and DEALER recognized the need for maintaining standards of ethical advertising of a quality and dignity consonant with the reputation and standing of MMSA Products in order to maintain public confidence in, and respect for, DEALER, MMSA and MMSA Products. Accordingly, neither MMSA nor DEALER will publish or cause or permit to be published any advertising relating to MMSA Products likely to mislead or deceive the public or to impair the goodwill of MMSA or DEALER or the reputation of MMSA Products. DEALER shall, promptly upon written notice from MMSA, discontinue any advertising which MMSA, in its sole judgment, considers may be injurious to DEALER's or MMSA's business, or to the reputation of MMSA Products, or likely to mislead or deceive the public, or at variance with the business, advertising or public relations policies of MMSA.

         2.       MMSA Dealer Advertising Association

                  MMSA and DEALER recognize the benefits which may be derived from a comprehensive joint advertising effort by MMSA Dealers. Accordingly, MMSA agrees to assist MMSA Dealers in the formation and effective operation of such cooperative dealer advertising association. DEALER agrees to cooperate with MMSA in the establishment of such a group and, once it is established, to participate actively and contribute to it in accordance with the bylaws of the association.

                  The MMSA dealer advertising association will finance its advertising programs through the assessment of a fixed charge for each new MMSA Vehicle purchased by member MMSA Dealers. As a service to the dealer association, MMSA will collect the agreed upon charge, provided that the dealer association maintains control over both the amount of the assessment and the manner in which such funds will be expended.

       3. Dealer Cooperative Promotional Fund

          MMSA will establish and maintain general advertising programs and will make sales promotion and campaign materials available to DEALER to promote the sale of MMSA Vehicles. DEALER recognizes that it will benefit from the simultaneous use by all Authorized MMSA Dealers of new model announcement literature, catalogs, banners and like materials and from the economies attendant upon preparation and purchase by MMSA of such basic sales promotion literature, parts and service manuals and other materials for all dealers. Accordingly, DEALER agrees to cooperate in MMSA'S advertising programs and to fully utilize the materials offered DEALER by MMSA. MMSA'S sales promotion services will include the supply, at no additional cost to DEALER, of new model announcement and other sales promotion materials, and parts and service materials as described from time to time in MMSA sales letters. DEALER agrees to contribute to the cost of MMSA's sales promotion services an amount established by MMSA from time to time for each MMSA Vehicle sold by MMSA to DEALER. These amounts do not include the cost of special campaigns or special literature not described in MMSA sales letters.

       E. ASSISTANCE PROVIDED BY MMSA

          1. Sales Training Assistance

             To assist DEALER in the fulfillment of its responsibilities hereunder, MMSA shall offer general and specialized sales management and sales training courses for the benefit and use of DEALERS'S sales organization. DEALER understands the importance of having a well trained and knowledgeable staff in the successful operation of a dealership and, therefore, DEALER agrees to require the attendance of all its sale personnel at any special courses, meetings or training sessions offered for their benefit from time to time by MMSA. Whenever possible, MMSA will give DEALER thirty
             (30) days' advance notice of any such mandatory event so that all sales personnel may make arrangements to be present. Repeated failure by DEALER'S sales personnel (including but not limited to management) to participate fully in such programs shall constitute grounds for termination of this Agreement under Section X.B.2.(i) hereof.

          2. Field Sales Personnel

             To assist DEALER in handling its sales responsibilities under this Agreement, MMSA agrees to provide field sales personnel from time to time to advise and counsel DEALER regarding merchandising, training and sales management.

VIII.  SERVICING MMSA VEHICLES

       A. RESPONSIBILITIES OF DEALER

          DEALER agrees to provide service and parts to all MMSA Vehicles whether or not under warranty and whether or not the MMSA Vehicle to be serviced was purchased from DEALER.

          1. Warranty Service

             Warranty and policy service shall be performed in accordance with the Warranty Manual and any related bulletins and directives issued from time to time by MMSA to DEALER. DEALER shall furnish to the purchaser of each MMSA Product, at the time each product is delivered, copies of any applicable warranties. DEALER shall be responsible for the timely submission of warranty claims in the format required by MMSA. MMSA agrees to compensate DEALER for all warranty and policy work in accordance with procedures and rates established from time to time by MMSA and in accordance with applicable law; and DEALER agrees that such rates shall constitute full and complete payment to DEALER for such work. DEALER agrees that where MMSA reimburses DEALER for warranty or policy work, the customer shall not be obligated to pay any charges for warranty or policy work except as required by law.

          2. New Motor Vehicle Pre-Delivery Service

             DEALER agrees that prior to delivery of each new MMSA Vehicle to a retail customer, DEALER will conduct pre-delivery service and inspections in accordance with the Pre-delivery Inspection Manual. Dealer shall be reimbursed by MMSA for such pre-delivery service service and inspection in accordance with procedures and rates established from time to time by MMSA and in accordance with applicable law.


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


   3. Free Maintenance
      In accordance with directives to be issued from time to time by MMSA, certain maintenance services, excluding lubricant and oil filter costs, may be free of charge to the customer; if Dealer delivers an MMSA Vehicle to a customer pursuant to such directives, Dealer shall be reimbursed according to the terms of such directives. In the event that such free maintenance services are performed by another MMSA Dealer upon an MMSA Vehicle sold by Dealer, DEALER shall pay to such other MMSA Dealer the charge then in effect as established by MMSA for such maintenance services. Conversely, in the event that DEALER performs such free maintenance with respect to an MMSA Vehicle sold by another MMSA Dealer, DEALER shall be entitled to receive from such other MMSA Dealer the amount of such charge. All claims for payment for such charges by or against DEALER shall be processed through MMSA. All such free maintenance services shall be performed in conformity with current service policies and practices as outlined in service manuals, the Pre-delivery Inspection Manual, the Warranty Manual and warranty bulletins or technical service bulletins and directives issued from time to time by MMSA.

   4. USE OF PARTS
      DEALER agrees not to use in the repair or servicing of MMSA Vehicles parts other than MMSA Parts and Accessories or other parts (including accessories) expressly approved by MMSA unless:

      a. the replacement parts are equivalent in quality and design to MMSA Parts and Accessories or parts expressly approved by MMSA; or

      b. the parts to be replaced are not necessary to the mechanical operation of the MMSA Vehicle and the replacement parts will not adversely affect the mechanical operation of the MMSA Vehicle.

      FAILURE BY DEALER TO USE MMSA Parts and Accessories or parts expressly approved by MMSA (or other parts equivalent thereto in quality and design) in accordance with the requirements of this section shall constitute grounds for termination of this Agreement under Section X.B.2.(r) hereof. In the event of any dispute or litigation between DEALER and MMSA regarding the use by DEALER of parts other than MMSA Parts and Accessories or parts expressly approved by MMSA, DEALER agrees that it shall have the burden of establishing either:

      a. that parts used by it are equivalent in quality and design to MMSA Parts and Accessories or parts expressly approved by MMSA; or

      b. that the parts replaced were not necessary to the mechanical operation of the MMSA Vehicle and the replacement parts would not adversely affect the mechanical operation of the MMSA Vehicle.

      Dealer agrees that it will not represent or offer to sell as MMSA Parts and Accessories, or parts expressly approved by MMSA, any parts used by it in the repair or servicing of MMSA Vehicles which are not in fact genuine MMSA Parts and Accessories, or parts expressly approved by MMSA.

      IF DEALER uses parts for the service or repair of MMSA Vehicles which are not MMSA Parts and Accessories and which have not otherwise been approved in writing by MMSA for use in MMSA Vehicles, DEALER does so at its own risk and neither MMSA nor any manufacturer of MMSA Products will be responsible to DEALER or any third party for any products liability, warranty or other claim which may arise as a result of the installation and/or use of such parts and DEALER agrees to idemnify and hold MMSA and any manufacturer of MMSA Products harmless from any such claim or liability.

   5. Campaign Inspections and Corrections DEALER agrees to perform campaign inspections and/or corrections for owners and users of all MMSA Products that qualify for such inspections and/or corrections, regardless of where or from whom such products were purchased. DEALER further agrees to comply with all procedures relating thereto set forth in the Warranty Manual and applicable bulletins, manuals, directives and technical data issued from time to time by MMSA to DEALER. MMSA agrees to reimburse DEALER for all replacement parts and/or other materials required and used in connection therewith and for labor in accordance with the applicable provisions of the Warranty Manual as supplemented by bulletins and directives issued from time to time by MMSA to DEALERS. The term "campaign inspection and/or correction" as used in this section shall mean specially designated service operations initiated by MMSA to be performed by DEALER on specified vehicles.

   6. Compliance With Safety and Emission Control Requirements
      DEALER agrees to comply with, and operate consistently with, all applicable provisions of the National Traffic and Motor Vehicle Safety Act of 1966, as amended, and the federal Clean Air Act, as amended, including applicable rules and regulations issued from time to time thereunder, and all other applicable federal, state and local motor vehicle safety and emission control requirements.

      In the event that the laws of the state in which DEALER is located require motor vehicle dealers or distributors to install in new or used motor vehicles, prior to the retail sale thereof, any safety devices or other equipment not installed or supplied as standard equipment by MMSA, then DEALER, prior to its sale of any MMSA Vehicles on which such installations are so required, shall properly install such equipment on such MMSA Vehicles. DEALER shall comply with all state and local laws pertaining to the installation requirements of any such equipment including, without limitation, the reporting of such installation. MMSA shall not be liable for any failure of DEALER or its employees to comply with such state and local laws.

      In the interests of motor vehicle safety and emission control, MMSA agrees to provide to DEALER, and DEALER agrees to provide to MMSA, such information and assistance as may reasonably be requested by the other in connection with the performance of obligations imposed on either party by the National Traffic and Motor Vehicle Safety Act of 1966, as amended, and the federal Clean Air Act, as amended, and the rules and regulations issued thereunder, and all other applicable federal, state and local motor vehicle safety and emission control requirements.

B. SERVICE OPERATIONS

   1. Service and Parts Organization
      DEALER agrees to organize and maintain a complete service and parts organization, including a qualified service manager, a qualified parts manager and the minimum number of competent service and parts personnel established by MMSA in the Dealer Development Plan.

   2. Paint and Body Facilities
      If permissible under local governmental ordinances, regulations and statutes, DEALER will use its best efforts to provide paint and body facilities for MMSA Vehicles. Such facilities will be subject to MMSA'S prior written approval and, once approved, shall become part of the Dealership Premises and subject to the terms and conditions of this Agreement. If local law does not permit the operation of such services on the Dealership Premises, DEALER agrees to enter into a contract for the services of an independent company in order to provide complete warranty service for MMSA Vehicles. The company selected by DEALER for paint and body services must be approved in writing by MMSA.

   3. Workshop
      In the installation and operation of DEALER'S workshop and body and paint shop, if any, DEALER will comply with such standards and requirements as MMSA may prescribe from time to time, particularly with respect to:

      a. Procurement and maintenance of general tools and equipment, including hydraulic hoists and lubricating equipment;
      b. Procurement and maintenance of special tools from time to time designated by MMSA as necessary to properly provide warranty and repair services to MMSA customers;
      c. Use of workshop forms which may be prescribed by MMSA and use of MMSA customer service promotional material, as well as procurement and maintenance of at least one complete set of MMSA service literature; and
      d. Proper execution of all service and repair work with respect to MMSA Products.


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
      Failure by DEALER to procure and maintain necessary special tools, general tools and equipment shall constitute grounds for termination of this Agreement under Section X.B.2.(k) hereof.

   4. Handling of Service Complaints
      DEALER will receive, investigate and handle all complaints received from MMSA customers with a view to securing and maintaining the goodwill of the public toward DEALER, MMSA and MMSA Products. All complaints received by DEALER which cannot be readily remedied shall be promptly reported in detail to MMSA. DEALER recognizes that the repeated failure to properly resolve customer complaints shall constitute grounds for termination of this Agreement under Section X.B.2.(l) thereof.

   5. Stock of Parts
      DEALER agrees to carry in stock at all times during the term of this Agreement an inventory of MMSA Parts and Accessories and MMSA approved parts and accessories adequate at any given time to enable DEALER to fulfill customer demands, warranty repairs and its other service obligations under this Agreement. For this purpose, DEALER agrees to purchase each year an initial supply of parts for the new models of MMSA Vehicles. MMSA shall at least fifteen (15) days prior to the introduction of new models provide a list of the parts which should be purchased by DEALER. MMSA shall have the right to audit DEALER'S inventory from time to time and may require changes in the volume and contents thereof. In addition, DEALER agrees to provide adequate equipment for an effective parts supply operation. Failure to maintain an adequate stock of parts in accordance with standards and requirements established by MMSA shall constitute grounds for termination of this Agreement under Section X.B.2.(o) hereof.

   6. Parts Inventory Control
      MMSA has elected to implement an electronic data processing parts inventory control system for the purpose of providing adequate records regarding the availability of parts. In recognition of the benefits of such a system. DEALER agrees to acquire and install, at its sole expense, on the Dealership Premises a computer terminal for the purpose of utilizing the parts inventory control system offered by MMSA in accordance with MMSA'S instructions. Alternatively, at the dealer's own discretion and to meet this requirement, DEALER may use at the Dealership Premises another inventory control system provided that (1) it is fully integrated with an automated accounting system; (2) the inventory control and accounting system software are already operating and controlling the operation of two or more other dealerships which are owned by the DEALER, and (3) the inventory control and accounting software are operated on a single mainframe computer for all such dealerships. This requirement shall not apply to DEALER if DEALER began doing business as an authorized MMSA Dealer prior to November 1, 1985, provided however, DEALER has already installed on the Dealership Premises before said date a parts inventory control system approved by MMSA.

   7. Service Rentals
      In accordance with standards established by MMSA, DEALER shall maintain or have available for use by DEALER'S service customers a fleet of rental vehicles adequate to serve the needs of customers who leave their MMSA Vehicles with DEALER for repair or servicing.

C. ASSISTANCE PROVIDED BY MMSA

   1. Service Training Assistance
      DEALER and MMSA both recognize the importance of providing consistent, dependable service of the highest quality to MMSA customers. Accordingly, MMSA agrees to provide service training assistance to DEALER designed to continually improve the level of service provided by DEALER'S service and parts personnel. Since MMSA and DEALER recognize that the maximum benefit from such training programs may only be derived if all service and parts employees attend the programs, DEALER agrees to require the attendance of all such personnel. MMSA will endeavor to provide at least thirty (30) days' prior notice of all such mandatory programs to DEALER. Repeated failure of DEALER'S service and parts personnel including, but not limited to, management, to attend such sessions shall constitute grounds for termination of this Agreement under Section X.B.2.(i) hereof.

   2. Service Manuals and Materials
      MMSA agrees to provide DEALER with one copy of each service manual or other publication

            MMSA deems necessary for the operation of DEALER'S service organization. Additional copies may be purchased by DEALER at its option.

        3.  Field Service Personnel Assistance

            To assist DEALER in handling its service responsibilities under this Agreement, MMSA agrees to make available field service personnel who from time to time will advise and counsel DEALER'S personnel on service-related subjects, including product quality, technical adjustment, repair and replacement of product components, owner complains, warranty administration, service and parts merchandising, training and service management.

IX.  DISPLAY OF TRADEMARKS, SERVICE MARKS AND TRADE NAMES

     DEALER acknowledges that MMSA is the exclusive owner of, or is authorized to use and to permit DEALER and others to use, the MMSA Trademarks. During the term of this Agreement, DEALER is granted a nonexclusive privilege of displaying and otherwise using the MMSA Trademarks in connection with and for the purpose of identifying, advertising and selling MMSA Products; provided, however, that DEALER shall promptly discontinue the display and use of any such MMSA Trademarks, and shall change the manner in which any such MMSA Trademarks are displayed and used, whenever requested to do so by MMSA. DEALER shall not use the MMSA Trademarks or the words "Mitsubishi" or "MMSA" or any other word confusingly similar to "Mitsubishi" in its corporate name if DEALER is a corporation, or in its partnership name if DEALER is a partnership, or in its proprietorship name if DEALER is a proprietorship; provided, however, that if MMSA gives its prior written consent, DEALER may use the words "Mitsubishi Motors" as part of the trade name under which it conducts its business. If DEALER uses the words "Mitsubishi Motors" as part of its trade name, upon the request of MMSA or upon the termination of this Agreement for any reason whatsoever, DEALER shall cease to use the words "Mitsubishi Motors" in its trade name and shall take or cause to be taken all steps to eliminate such words therefrom.

     DEALER will do nothing to impair the value of, or contest the right of MMSA to the exclusive use of, any trademark, design mark, service mark, or trade name at any time acquired, claimed, used or adopted by MMSA.

X.   TERMINATION OF AGREEMENT.

     A. DEALER MAY TERMINATE THIS AGREEMENT UPON THIRTY (30) DAYS PRIOR WRITTEN NOTICE TO MMSA.

     B. MMSA MAY TERMINATE THIS AGREEMENT FOR CAUSE:

        1.  Immediately--

            a. Upon failure of DEALER to keep its MMSA dealership operations, or any part thereof, open for business for a period in excess of five (5) consecutive business days as required under Section IV.F. hereof, except in the event such closure or cessation of operation is caused by some physical event beyond the control of DEALER, such as civil war, riots, fires, floods, earthquakes, or other acts of God; or

            b. Upon any change in location of the Dealership Premises or upon any change in the amount or usage of the Dealership Facilities or in the event DEALER directly or indirectly conducts any of its MMSA dealership operations at any other location or in any other facilities, without the prior written consent of MMSA; or

            c. Upon the effective date of the expiration or earlier termination of MMSA'S right to distribute MMSA Products.

        2.  By Giving Thirty (30) Days Prior Written Notice Upon--

            a. Failure of DEALER to obtain or maintain any license, or the suspension or revocation of any license, necessary for the conduct by DEALER of its business pursuant to this Agreement; or

            b. Failure of DEALER to pay MMSA for any MMSA Products in accordance with the terms and conditions of this Agreement or the terms and conditions governing the purchase of such products; or

            c. The death of any Owner or upon the death or incapacity of any Executive Manager (provided that the terms and conditions of Section X.D. hereof shall apply in any such case); or

            d. Any sale, transfer, relinquishment or other change, voluntary or involuntary, by operation of law or otherwise, of any majority interest in the direct or indirect ownership or in the management of DEALER as set forth in Sections 3 and 4,


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
     respectively, of the MMSA Dealer Sales and Service Agreement, without the prior written consent of MMSA; or

e. The inability of DEALER to generally pay its debts as such debts become due, or the filing of any voluntary or involuntary petition under any bankruptcy law, or the execution by DEALER of an assignment for the benefit of creditors, or the appointment for DEALER of a receiver or trustee or other officer having similar powers for DEALER who is not removed within thirty (30) days from his appointment thereto, or any levy under attachment or execution or similar process which is not within ten
     (10) days vacated or removed by payment or bonding, or the conviction of DEALER, or any principal officer or manager of DEALER, of any crime tending to affect adversely the ownership, operation, management, business or interests of DEALER or MMSA; or

f. Failure of DEALER to establish or maintain the unrestricted availability of lines of credit in the amount set forth in the Dealer Development Plan and under terms approved by MMSA with financial institutions acceptable to MMSA for use in connection with DEALER'S purchase and maintenance of its inventory of MMSA Products as required under the provisions of this Agreement, including, but not limited to, Sections III.C.2. and III.C.4. hereof; or

g. Impairment of the reputation or financial standing of DEALER or any of its management subsequent to the execution of this Agreement, or ascertainment by MMSA subsequent to the execution of this Agreement or any fact existing at or prior to the time of execution of this Agreement which tends to impair the reputation or financial standing of DEALER or any of its management and which would substantially impair the operation of the dealership; or

h. Any submission by DEALER to MMSA of a false or fraudulent dealership application report, statement or claim for reimbursement, refund, credit, or financial information, or submission to a customer of a false or fraudulent report or statement of any kind, including but not limited to statements concerning pre-delivery preparation, testing, servicing, repair or maintenance; or

i. Repeated failure of DEALER'S sales, service and parts personnel, including but not limited to management, to fully participate in any training and/or mandatory promotional programs offered by MMSA to DEALER as required under Sections VII.E.1. and VIII.C.1. hereof; or

j. Failure of DEALER to property obtain, erect, maintain, repair and illuminate signs and other displays in a manner approved by MMSA as required under the provisions of this Agreement, including, but not limited to, Section IV.H. hereof; or

k. Failure of DEALER to procure and maintain an adequate supply of general and special tools and equipment designated by MMSA as required under the provisions of this Agreement, including, but not limited to, Section VIII.B.3. hereof; or

l. Failure of DEALER to maintain good relations with its customers, including, but not limited to, failure to notify MMSA of complaints by customers and repeated failure to properly resolve customer complaints as required under Section VIII.B.4. hereof; or

m. Failure of DEALER to permit authorized MMSA representatives to examine, audit, reproduce and take for MMSA's use copies of DEALER'S records, whether or not located on the Dealership Premises, as required under
     Section VI.D. hereof; or

n. Failure of DEALER to maintain the minimum inventory of MMSA Vehicles, whether for showroom display, demonstration or immediate sale, as required under Section IV.G. hereof; or

o.   Failure of DEALER to maintain an adequate stock of parts as required under section VIII.B.5. hereof; or

p. Failure of DEALER to accept an amended form of MMSA Dealer Sales and Service Agreement or renewal thereof within thirty (30) days after its presentation to DEALER, as required under Section 2 of the MMSA Dealer Sales and Service Agreement; or

q. Failure of DEALER to promote effectively MMSA Products by using sales promotional literature offered by MMSA; or

r. Failure of DEALER to use proper parts and accessories in the repair and servicing of MMSA Vehicles as required under Section VIII.A.4. hereof.


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
3.    By Giving Ninety (90) Days Prior Written Notice Upon--

      a. Failure of DEALER to reach and maintain its Minimum Sales Responsibility as defined in the Dealer Development Plan or to correct deficiencies described in the Dealer Development Plan, as required under Section VII.B.1 hereof, or failure of DEALER to otherwise conduct its business in accordance with any of its obligations or requirements set forth herein to the satisfaction of MMSA; or

      b. Any material or continuing breach or violation by DEALER of any other term or provision of this Agreement; or

      c. Any dispute, disagreement or controversy between or among partners, managers, officers or stockholders of DEALER which in the good faith of MMSA adversely affects the ownership, operation, management, business or interests of DEALER or MMSA, or the presence in the management of DEALER of any person who in MMSA's good faith opinion no longer has the requisite qualifications to discharge his or her responsibilities.

C.    NOTICE AND EFFECT OF TERMINATION

      The date of any notice of termination shall be the date such notice is mailed. Any notice of termination by MMSA shall inform DEALER of the grounds therefor, and any such notice may be withdrawn if during the applicable notice period DEALER cures to MMSA's satisfaction the condition or conditions upon which the notice is based. If any period of advance notice of termination required hereunder is less than that required by applicable law, such period of advance notice shall be deemed to be the minimum period required by such laws.

      MMSA's election to terminate this Agreement shall be without the prejudice to any other right or remedy which may be available to MMSA hereunder or under applicable law.

D.    ESTABLISHMENT OF SUCCESSOR DEALER

      1.     Because of the Death of an Owner

             In the event of termination of this Agreement by MMSA because of the death of an Owner, pursuant to Section X.B.2.(c) hereof, the following provisions shall apply:

             a. Subject to the other provisions of this Agreement, MMSA shall offer an MMSA Interim Sales and Service Agreement (a conditional and temporary sales and service agreement the term of which may not exceed one (1) year) in the form then used by MMSA to a successor dealer ("Successor Dealer") comprised of the person nominated by such deceased Owner as his or her successor, together with the other Owner(s), provided that:

                   (i) the nomination was submitted to MMSA in writing, was consented to by all remaining Owners, and was approved by MMSA prior to the death of such Owner;

                   (ii) either (a) there has been no change in the Executive Managers of DEALER or (b) the provisions of Section X.D.2. below have been complied with; and

                   (iii) the Successor Dealer has capital and facilities
                         substantially in accordance with MMSA's established standards and requirements therefor at the time the MMSA Interim Sales and Service Agreement is offered.

             b. If the deceased Owner has not nominated a successor in accordance with this section, but all of the beneficial interest of the deceased Owner has passed by will or by the laws of intestate succession directly to the deceased Owner's spouse and/or children (the "Proposed New Owners"), subject to the other provisions of this section, MMSA shall offer an MMSA Interim Sale and Service Agreement in the form then used by MMSA to a Successor Dealer comprised of th Proposed New Owners, together with the other Owner(s), provided that:

                  (i) Either (a) there has been no change in the Executive Managers of DEALER or (b) the provisions of Section X.D.2. below have been complied with; and

                  (ii) The Successor Dealer has capital and facilities substantially in accordance with MMSA's established standards and requirements therefor at the time the MMSA Interim Sales and Service Agreement is offered.


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
   2. Because of Death or Incapacity of Executive Manager

      In the event of the termination of this Agreement by MMSA because of the death, physical or mental incapacity of an Executive Manager, subject to the other provisions of this section of this Agreement, MMSA shall offer an MMSA Interim Sales and Service Agreement to a Successor Dealer comprised of the Owners, provided that:

      a. Either (i) the Owners have nominated in writing a person to succeed the deceased or disabled Executive Manager which nomination was approved by MMSA prior to the event causing the death, disability or incapacity of such Executive Manager, or (ii) not later than one (1) month after the occurrence of such death or disabling event a new Executive Manager is proposed to MMSA by all of the owners and such person is approved by MMSA; and

      b. The Successor Dealer has capital and facilities substantially in accordance with MMSA's established standards and requirements therefor at the time the MMSA Interim Sales and Service Agreement is offered.

   3. Evaluation of Successor Dealer

      During the term of any MMSA Interim Sales and Service Agreement offered pursuant to Sections X.D.1. or X.D.2. hereof, MMSA will periodically review the performance of the Successor Dealer using the standards set forth in the Successor Dealer's Dealer Development Plan. If such Successor Dealer is able to satisfactorily meet such standards and desires to continue the dealership operation, the Successor Dealer will be given an opportunity to enter into an MMSA Dealer Sales and Service Agreement and such Successor Dealer shall be thereafter treated in the same manner as any Authorized MMSA Dealer.

   4. Termination of Market Representation

      Notwithstanding anything stated or implied to the contrary in this Agreement, MMSA shall not be obligated to offer a dealership agreement to any Successor Dealer if MMSA notifies DEALER in writing prior to the event causing the termination of this Agreement that MMSA's market representation plans do not provide for continuation of that dealership operation in the Sales Locality.

   5. Termination of Offer

      Any offer of an MMSA Interim Sales and Service Agreement to a proposed Successor Dealer made under this Section shall automatically expire if not accepted within thirty (30) days after presentation by MMSA.

E. CONTINUANCE OF BUSINESS RELATIONS

   If, after the effective date of termination or expiration, MMSA chooses to accept orders from DEALER to fill customers' orders received prior to such date by DEALER, or if MMSA otherwise transacts business with DEALER relating to the sale of MMSA Products, all such transactions will be governed by the terms of this Agreement, so far as those terms are applicable.
   Nevertheless, no such acceptance of orders or other acts of MMSA shall waive termination or constitute a renewal of this Agreement.

F. DISCONTINUANCE OF USE OF MARKS

   Upon expiration or termination of this Agreement, DEALER agrees that it shall immediately:

   1. Discontinue the use of the words "Mitsubishi," "MMSA" and all other MMSA Trademarks, or any semblance of any of the foregoing, including without limitation, the use of all stationery and other printed material referring in any way to Mitsubishi, MMSA or MMC, any other manufacturer of MMSA Products, or bearing any MMSA Trademarks; and

   2. Discontinue any use of the words "Mitsubishi," "MMSA" or other MMSA Trademarks, or any semblance of any of the foregoing, as a part of its trade name, and file a change or discontinuance of such name with appropriate authorities; and

   3. Remove all product signs bearing any MMSA Trademarks from the Dealership Premises at DEALER'S sole cost and expenses; and

   4.  Not represent itself as an Authorized MMSA Dealer; and

   5. Refrain from any action including, without limitation, any advertising stating or implying that it is authorized to sell or distribute MMSA Products.

     In the event Dealer fails to comply with the terms and conditions of this
     Section X.F., MMSA shall have the right to enter upon the Dealership Premises and remove all such signs bearing any MMSA Trademarks without liability to Dealer; and Dealer agrees that it shall reimburse MMSA for any costs and expenses incurred in connection therewith, including but not limited to reasonable attorneys' fees.

G.   REPURCHASE PROVISIONS

     Upon the expiration or termination of the Agreement, MMSA may at its option purchase from Dealer all or any part of the following:

     1. New, unused, undamaged current model year MMSA Vehicles then unsold in Dealer's inventory. The prices of such vehicles shall be the lower of
          (i) the price at which they were originally purchased by Dealer from MMSA, or (ii) the Invoice Price last established by MMSA for the sale of identical vehicles to MMSA Dealers in the area in which Dealer is located, less in either case all prior refunds or allowances, if any, made by MMSA with respect thereto, and also less any costs and expenses required to place the repurchased vehicles in new car condition.

     2. New, unused and undamaged MMSA Parts and Accessories then unsold in Dealer's inventory which are in good and saleable condition, provided that they are listed in the then current MMSA Master Parts Price List and have not been superseded by another part or accessory. All such parts and accessories must be in the original container bearing a label with the appropriate part identification number. Should MMSA elect to purchase parts, the repurchase price shall be the price last established by MMSA for the sale of identical MMSA Parts or Accessories to MMSA Dealers in the area in which Dealer is located, less the maximum dealer's discount available under the most favorable purchase terms available to Dealer and also less handling and packing charges then in effect as established by MMSA.

          If DEALER purchased MMSA Parts and Accessories from sources other than MMSA, DEALER must present to MMSA evidence of the price which it paid for such parts before MMSA will consider repurchasing such parts. In no event shall MMSA pay a price which exceeds the price for any part as calculated hereinabove.

     3. Tools and equipment especially designed for servicing MMSA Vehicles. The prices for such tools and equipment shall be as mutually agreed upon by MMSA and Dealer.

     4. Signs recommended by MMSA for identification of, Dealer. The prices of such signs shall be as mutually agreed upon by MMSA and Dealer.

     Within thirty (30) days after the date of expiration or termination of this Agreement, Dealer shall deliver or mail to MMSA a detailed inventory of all items referred to in subsections 1, 2, 3 and above and Dealer shall certify the truth thereof. In the event Dealer fails to supply such a list to MMSA within said period, MMSA shall have the right to enter the Dealership Premises, without liability to Dealer, for the purpose of compiling such an inventory list; and DEALER shall reimburse MMSA for any costs and expenses incurred in connection therewith. If, upon review of the inventory list, MMSA decides to purchase any of the items in subsections 1-4 hereinabove, MMSA will, within a reasonable period of time, provide Dealer with a written offer specifying the items MMSA wishes to purchase. Dealer shall act promptly in arranging for the sale and delivery of such items to MMSA. If Dealer fails to promptly cooperate in effectuating the sale, MMSA may, at its option, withdraw its offer to repurchase.

     Any purchase made hereunder shall be deemed to be only with respect to those items which were purchased by Dealer from MMSA, unless MMSA by its notice of such purchase states otherwise. Dealer agrees that products to be purchased by MMSA from Dealer shall be delivered by Dealer to MMSA's place of business at Dealer's expense; or, if Dealer fails to do so, MMSA may transport such products and deduct the costs therefor from the repurchase price. Dealer agrees to execute and deliver to MMSA instruments satisfactory to MMSA conveying title to the aforesaid property to MMSA. If such property is subject to any lien or charge of any kind, Dealer agrees to procure the discharge and satisfaction thereof prior to the repurchase of such property by MMSA.


                              [LOGO MITSUBISHI]                             19

XI.  POLICY REVIEW BOARD

     A. ESTABLISHMENT OF POLICY REVIEW BOARD

        In the interest of maintaining harmonious relations between MMSA and DEALER and to provide for the resolution of protests, controversies and claims related to the transactions contemplated under this Agreement, MMSA shall establish the Mitsubishi Motor Sales of America, Inc. Policy Review Board (the "Policy Review Board") to be comprised of two corporate officer and one MMSA Dealer representative. DEALER agrees to abide by the procedures of the Policy Review Board, as they may be revised from time to time by MMSA.

     B. APPEAL OF DEALER APPOINTMENT TO POLICY REVIEW BOARD

        If, as a result of a market analysis undertaken by MMSA, MMSA proposes to appoint an additional MMSA Dealer in the Sales Locality, and if DEALER objects to such proposed addition, DEALER may file a written objection to such proposed addition with the Policy Review Board in accordance with the procedures established therefor within fifteen (15) days from the date of DEALER'S receipt of notice of MMSA's intent to appoint such additional MMSA Dealer. MMSA will not appoint such additional dealer until the Policy Review Board has rendered its decision on the matter and any decision of the Policy Review Board shall be binding on MMSA but not on DEALER.

     C. APPEAL OF TERMINATION TO POLICY REVIEW BOARD

        Any protests, controversies or claims by DEALER (whether for damages, stays of action or otherwise) with respect to any termination of this Agreement or the settlement of the accounts of DEALER with MMSA after termination of this Agreement has become effective shall be appealed by DEALER to the Policy Review Board within fifteen (15) days after DEALER'S receipt of notice of termination or, as to settlement of accounts after termination, within six (6) months after the termination has become effective. Appeal to the Policy Review Board shall be a condition precedent to DEALER'S right to pursue any other remedy available under this Agreement or otherwise available under law. MMSA, but not DEALER, shall be bound by the decision of the Policy Review Board.

     D. ARBITRATION OF CLAIMS BY DEALER

        If DEALER is dissatisfied with a decision of the Policy Review Board in a case arising under Section XI.C. hereof, DEALER may submit the matter to binding arbitration as hereinafter provided.

        1. Arbitration shall be initiated by DEALER by filing a written request therefor within fifteen (15) days after DEALER'S receipt of notice of the decision of the Policy Review Board issued under Section XI.C. hereof. DEALER'S written request to arbitrate, together with the appropriate filing fee, shall be filed by DEALER with the office of the American Arbitration Association located nearest to the Dealership Premises, which shall then become the site of arbitration proceedings, unless otherwise agreed to by the parties. The arbitration request shall set forth a clear and complete statement of the nature of DEALER'S claim and its basis, the amount involved, if any, and the remedy sought.

        2. Arbitration shall be the sole and exclusive remedy of DEALER in such cases, and the decision and award of the arbitrator shall be final and binding on both parties.

        3. The arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect (hereinafter referred to as the "Commercial Rules") and in consonance with the United States Arbitration Act (9 U.S.C. Section 1, et seq.).

        4. The arbitration shall be heard by a single, impartial arbitrator mutually agreeable to the parties, who shall be an attorney at law admitted to practice for at least five (5) years and selected from a panel of American Arbitration Association arbitrators. If the parties shall fail to reach such an agreement within fifteen (15) days of the DEALER'S request to arbitrate, an arbitrator meeting such qualifications shall be named by the American Arbitration Association from such panel in accordance with the Commercial Rules.

        5. If the arbitrator finds that termination of this Agreement by MMSA would be in accord with the provisions hereof, the standards set forth in the Automobile Dealer Suits Against Manufacturers Act, 15 U.S.C. Sections 1221-1225 (the "Dealer's Day in Court Act"), and any applicable state or local law, the arbitrator shall render an award in favor of MMSA,



                               [MITSUBISHI LOGO]
              the termination shall become effective on the date of such award, and the termination shall be expressly recognized by Dealer as having been made by MMSA without breach by MMSA of this Agreement, the Dealer's Day in Court Act, or any applicable state or local law. If the arbitrator shall render an award in favor of Dealer, MMSA's notice of termination shall be void and shall not be deemed to constitute a breach of this Agreement. The decision and award of the arbitrator shall be conclusive as to all matters within the arbitrator's jurisdiction in all other proceedings between the parties, their successors or assigns, and judgment upon the award may be entered in any Court of competent jurisdiction.

          6. To facilitate the selection of a competent and experienced arbitrator, the parties agree to make reasonable arrangements to compensate the arbitrator for the time spent in the performance of his or her duties. The compensation shall be commensurate with the professional standing of the arbitrator and shall be arranged in conformance with the Commercial Rules. The compensation of the arbitrator, the administrative fees and charges of the American Arbitration Association, and the other expenses of the arbitration shall be borne by the parties as provided in the Commercial Rules. The arbitrator shall, however, have discretion in the arbitrator's award to assess such compensation, administrative fees and charges and other expenses of the arbitration against either party in such proportions (or in their entirety) as the arbitrator may determine to be fair and equitable, provided that in all cases each party shall pay the fees and disbursements of its own legal counsel.

          7. Unless MMSA and Dealer specifically agree to the contrary, and subject to the Commercial Rules and the procedures of the American Arbitration Association, the arbitration hearing shall be concluded not more than sixty (60) days after the date of Dealer's written request to arbitrate.

XII.  GENERAL PROVISIONS

      A.  Indemnification

          1. Dealer shall defend and indemnify MMSA and any manufacturer of MMSA Products and hold each of them harmless from any and all liabilities that may be asserted or arise by reason or out of: (a) Dealer's failure or alleged failure to comply, in whole or in part, with any obligation assumed by Dealer pursuant to this Agreement; (b) Dealer's negligent or improper, or alleged negligent or improper, repairing or servicing of new or used MMSA Vehicles or equipment, or such other motor vehicles or equipment as may be sold or serviced by Dealer; (c) Dealer's breach, or alleged breach, of any contract between Dealer and Dealer's customer; or (d) Dealer's misleading statement or misrepresentation, or alleged misleading statement or misrepresentation, either direct or through advertisement, to any customer of Dealer. This indemnification shall include all attorneys' fees, court costs and expenses incurred by MMSA and/or any manufacturer of MMSA Products in defending any claim or suit asserted as a result of the foregoing.

              In the event that any legal action arising out of any of the foregoing causes or alleged causes is brought against MMSA, any manufacturer of MMSA Products and/or any of their shareholders, then Dealer shall undertake, at its sole expense, the defense of said action on their behalf. Should any tender of such defense be refused by Dealer, then MMSA, any manufacturer of MMSA Products and/or any of their shareholders shall conduct such defense; and Dealer shall be liable to MMSA, any manufacturer of MMSA Products and/or any of their shareholders for costs of such defense, including attorneys' fees, together with any judgement or settlement paid by MMSA, any manufacturer of MMSA Products and/or any of their shareholders.

              Dealer shall have no obligation to indemnify MMSA and/or any manufacturer of MMSA Products pursuant to this paragraph if the injury or damage as to which indemnification is demanded is alleged to have been caused or contributed to in any way by any act or omission by MMSA and/or any manufacturer of MMSA Products.

          2. MMSA and/or any manufacturer of MMSA Products shall indemnify Dealer and hold it harmless from any and all claims for personal injury or property damage resulting from the alleged malfunctioning of an MMSA Product claimed to have been caused by a factory defect or deficiency in design of such product. This indemnification shall include all attorneys' fees, court costs and expenses incurred by Dealer in defending any claim or suit asserted as a result of the foregoing.

     In the event that any legal action arising out of any of the foregoing causes or alleged causes is brought against Dealer and/or any of their shareholders, than MMSA and/or any manufacturer or MMSA Products shall undertake, at its sole expense, the defense of said action on their behalf. Should any tender of such defense be refused by MMSA and/or any manufacturer of MMSA Products, the Dealer, and/or any of their shareholders, shall conduct such defense; and MMSA and/or any manufacturer of MMSA Products shall be liable to Dealer, and/or any of their shareholders for costs of such defense, including attorneys' fees, together with any judgment or settlement paid by Dealer, and/or any of their shareholders.

     MMSA and/or any manufacturer of MMSA Products shall have no obligation to indemnify Dealer pursuant to this paragraph if the injury or damage as to which indemnification is demanded is alleged to have been caused or contributed to in any way by any act or omission by Dealer, including, but not limited to, improper or unsatisfactory service or repair, misrepresentation or any claim of Dealer's unfair or deceptive trade practice.

3. Any party seeking indemnification shall promptly give written notice to the proposed indemnitor of any lawsuit and provide copies of any pleadings which have been served, together with all information then available regarding the circumstances giving rise to the suit. The proposed indemnitee shall at all times take all reasonable steps to insure that the defense of such lawsuit is not prejudiced by its action or inaction. The parties shall cooperative fully in the defense of such lawsuit in such manner and to such extent as the indemnitor may reasonably require.

B.   NO IMPLIED WAIVERS

     Any failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall any waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself. The election by either party of a particular remedy on default (including but not limited to termination of this Agreement) will not be exclusive of any other remedy provided hereunder or by applicable law, and all rights and remedies of the parties hereto will be cumulative.

C.   WAIVER OF TRIAL BY JURY

     For all disputes, controversies or claims which may arise between MMSA and Dealer out of, or in connection with, this Agreement, its construction, interpretation, effect, performance or nonperformance, termination or the consequences thereof, or in connection with any transaction between them contemplated hereby, MMSA and Dealer hereby waive, to be the extent permitted by law, the right to trial by jury.

D.   DEALER NOT AGENT OR REPRESENTATIVE

     This Agreement does not make Dealer the agent or legal representative of MMSA or any other manufacturer of MMSA Products for any purpose whatsoever. Dealer is not granted any express or implied right or authority to assume or to created any obligation or responsibility on behalf of or in the name of MMSA or nay other manufacturer of MMSA Products or to bind either in any manner whatsoever.

E.   ASSIGNMENT

     Neither party may assign this Agreement or any of its interest herein without the prior written consent of the other party, except that MMSA may assign this Agreement without such consent to any person, firm or corporation succeeding to its business and to any subsidiary or affiliated company of MMSA.

F.   EXPENSES

     Except as provided in this Agreement, MMSA shall not be under any liability whatsoever for any expenditure made or incurred by Dealer in connection with Dealer's performance of its obligations pursuant to this Agreement.

     G. TAXES

        DEALER agrees that it shall be responsible for and shall duly pay any and all sales taxes, use taxes, excise taxes,and other governmental or municipal charges, whenever imposed, levied or based upon the sale of MMSA to DEALER and shall maintain accurate records of same for reporting purposes. DEALER agrees to pay and to hold MMSA harmless from any sales tax, use tax or similar tax, and any claims or demands (whether or not lawful) made by tax authorities with respect to such taxes, applicable with respect to the sale of MMSA Products from MMSA to DEALER and from DEALER to its customers.

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